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                                                               [FAIR ISAAC LOGO]

Contacts:     INVESTORS & ANALYSTS:
              Heidi Flannery
              Fair Isaac Corporation
              (800) 213-5542
              investor@fairisaac.com

            FAIR ISAAC REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS

               60% Year-Over-Year Revenue Growth with HNC Revenues

SAN RAFAEL, Calif. -- November 3, 2003 -- Fair Isaac Corporation (NYSE:FIC), the leader in customer analytics and decision technology, today announced financial results for the fourth fiscal quarter and full fiscal year ended September 30, 2003.

The company achieved fourth quarter revenues of $161.0 million in fiscal 2003 versus $129.3 million reported in the fourth quarter of fiscal 2002. Revenues for fiscal 2003 totaled $629.3 million as compared to revenues of $392.4 million in fiscal 2002. Net income for the fourth quarter of fiscal 2003 totaled $31.7 million, or $0.64 per share on 52.4 million diluted shares outstanding(1), compared with a net loss of $(24.2) million, or $(0.55) per share on 43.7 million diluted shares outstanding reported in the same quarter last year. Net income for fiscal 2003 totaled $107.2 million, or $2.12 per share on 50.6 million diluted shares outstanding(1), compared with $17.9 million, or $0.48 per share on 37.6 million diluted shares outstanding reported in fiscal 2002.

Results for fiscal 2003 include $2.5 million in merger-related charges, resulting from the HNC Software acquisition, which resulted in a negative three-cent(2) impact to diluted earnings per share during this period.

"We are very pleased with our revenue and income growth for this fiscal year," said Tom Grudnowski, President and CEO of Fair Isaac. "We continue to believe that Enterprise Decision Management is a growing dimension of customers' technology spending and our portfolio of products and services is well positioned to address their needs."

The company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter and fiscal 2003 results and provide guidance for fiscal 2004. The call can be accessed live on the Investor Relations' section of the company's Web site at www.fairisaac.com, and will be archived on the site immediately following the call.

ABOUT FAIR ISAAC
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Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company's predictive modeling, decision analysis, intelligence management, decision management systems and consulting services power billions of mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. Through the www.myfico.com Web site, consumers use the company's FICO(R) scores, the standard measure of credit risk, to manage their financial health. As of August 5, 2002, the business of HNC Software Inc., a leading provider of high-end analytic and decision management software, is part of Fair Isaac. For more information, visit www.fairisaac.com.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac, including statements regarding our ability to build and maintain customer and other business relationships, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the company's ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of its merger with HNC, including expected synergies, cannot be fully realized, the possibility that costs or difficulties related to the integration of our business and HNC's business will be greater than expected, and other risks described from time to time in Fair Isaac's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2002. If any of these risks or uncertainties materializes, Fair Isaac's results could differ materially from Fair Isaac's expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

Fair Isaac, HNC and FICO are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.

----------------------------

1 The computation of diluted earnings per share for the quarter ended September 30, 2003 includes 2.7 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million. The computation of diluted earnings per share for the year ended September 30, 2003 excludes these shares, as they were antidilutive during this period.

2 Calculated as $2.5 million in merger-related charges less $0.9 million income tax benefit (by application of the company's 37.75 percent effective tax rate for the fiscal year), or $1.6 million, divided by 50.6 million diluted shares outstanding for the fiscal year.
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                             FAIR ISAAC CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
          For the Quarters and Years Ended September 30, 2003 and 2002
                      (In thousands, except per share data)
                                   (Unaudited)


                                                              Quarter Ended                    Year Ended
                                                               September 30,                  September 30,
                                                         -------------------------       ------------------------
                                                            2003           2002             2003           2002
                                                         ---------       ---------       ---------       --------
Revenues                                                 $ 160,965       $ 129,293       $ 629,295       $392,418
                                                         ---------       ---------       ---------       --------
Operating expenses:
        Cost of revenues                                    59,688          55,764         246,592        172,617
        Research and development                            16,249          12,168          67,574         33,840
        Selling, general and administrative                 29,466          28,458         124,641         87,045
        Amortization of intangibles                          3,651           2,637          13,793          4,380
        In-process research and development                     --          40,200              --         40,200
        Restructuring and merger-related                       (79)          7,224           2,501          7,224
                                                         ---------       ---------       ---------       --------
                 Total operating expenses                  108,975         146,451         455,101        345,306
                                                         ---------       ---------       ---------       --------
Operating income (loss)                                     51,990         (17,158)        174,194         47,112
Other (expense) income, net                                 (1,572)          1,547          (2,054)         5,986
                                                         ---------       ---------       ---------       --------
Income (loss) before income taxes                           50,418         (15,611)        172,140         53,098
Provision for income taxes                                  18,728           8,589          64,983         35,214
                                                         ---------       ---------       ---------       --------
Net income (loss)                                        $  31,690       $ (24,200)      $ 107,157       $ 17,884
                                                         =========       =========       =========       ========

Earnings (loss) per share:
        Basic                                            $    0.68       $   (0.55)      $    2.23       $   0.49
                                                         =========       =========       =========       ========
        Diluted                                          $    0.64 (a)   $   (0.55)      $    2.12       $   0.48
                                                         =========       =========       =========       ========

Shares used in computing earnings (loss) per share:
        Basic                                               46,933          43,717          48,123         36,534
                                                         =========       =========       =========       ========
        Diluted                                             52,406 (a)      43,717          50,649         37,550
                                                         =========       =========       =========       ========

(a) The computation of diluted earnings per share for the quarter ended September 30, 2003 includes 2.7 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million. The computation of diluted earnings per share for the year ended September 30, 2003 excludes these shares, as they were antidilutive during this period.
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                             FAIR ISAAC CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           September 30, 2003 and 2002
                                 (In thousands)
                                   (Unaudited)


                                                          September 30,  September 30,
                                                              2003            2002
                                                           ----------      ----------
ASSETS:
Current assets:
        Cash and investments                               $  505,351      $  281,211
        Receivables, net                                      138,712         126,743
        Prepaid expenses and other current assets              23,809          25,507
                                                           ----------      ----------
              Total current assets                            667,872         433,461
Investments                                                   164,254         150,202
Property and equipment, net                                    50,706          62,474
Goodwill and intangibles, net                                 551,772         520,114
Other noncurrent assets                                        60,569          51,549
                                                           ----------      ----------
                                                           $1,495,173      $1,217,800
                                                           ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable and other accrued liabilities      $   40,939      $   44,135
       Accrued compensation and employee benefits              25,839          28,153
       Deferred revenue                                        31,584          23,208
                                                           ----------      ----------
           Total current liabilities                           98,362          95,496
Senior convertible notes                                      400,000              --
Convertible subordinated notes                                141,364         139,922
Other noncurrent liabilities                                    5,905           8,910
                                                           ----------      ----------
           Total liabilities                                  645,631         244,328
Stockholders' equity                                          849,542         973,472
                                                           ----------      ----------
                                                           $1,495,173      $1,217,800
                                                           ==========      ==========

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                             FAIR ISAAC CORPORATION
                               REVENUES BY SEGMENT
          For the Quarters and Years Ended September 30, 2003 and 2002
                                 (In thousands)
                                   (Unaudited)


                                   Quarter Ended                  Year Ended
                                    September 30,                September 30,
                                ----------------------      ----------------------
                                  2003          2002          2003          2002
                                --------      --------      --------      --------
Scoring solutions               $ 34,487      $ 33,500      $135,994      $127,991
Strategy machine solutions        96,599        70,275       380,550       190,249
Professional services             21,642        21,829        83,975        62,576
Analytic software tools            8,237         3,689        28,776        11,602
                                --------      --------      --------      --------
     Total revenues             $160,965      $129,293      $629,295      $392,418
                                ========      ========      ========      ========